Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

RenovoRx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock	457	(c)	20,482,153	$1.21	(2)	$24,783,406	0.00014760	$3,658.04

	Total Offering Amounts							$24,783,406

	Total Fees Previously Paid							—	—	—

	Total Fee Offsets							—	—	—

	Net Fee Due									$3,658.04

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	With respect to the shares of Common Stock offered by the selling stockholders, estimated at $1.21 per share, the average of the high and low prices as reported on The Nasdaq Capital Market on April 24, 2024, for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.